Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 4, 2013 (this “Amendment”), is entered into among FLOWSERVE CORPORATION, a New York corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 20, 2012 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments.

(a) The definitions of “Aggregate Revolving Commitments”, “Eurocurrency Base Rate”, “Guarantors”, “Interest Period”, “L/C Issuer”, “Letter of Credit Sublimit”, “Mandatory Cost”, “Maturity Date”, “Obligations”, and “TARGET Day” appearing in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is $1,000,000,000.

“Eurocurrency Base Rate” means

(a) for any Interest Period with respect to a Eurocurrency Rate Loan,

(i) in the case of Eurocurrency Rate Loan (other than with respect to a two week Interest Period) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) in the case of Eurocurrency Rate Loan with a two week Interest Period denominated in a LIBOR Quoted Currency, the rate per annum equal to the LIBOR Rate at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term of one month; and

(iii) in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate , at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in this definition of “Eurocurrency Base Rate” or with respect to any comparable or successor rate thereto.

“Guarantors” means, collectively, (a) each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto, (b) each other Person that joins as a Guarantor pursuant to Section 7.10 or otherwise, (c) with respect to (i) Obligations under any Swap Contract, (ii) Obligations under any Treasury Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one week, two weeks, one month, two months, three months, six months or twelve months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“L/C Issuer” each of (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, (b) JPMorgan Chase Bank, N.A., in its capacity as issuer of Letters of Credit hereunder, (c) BNP Paribas, in its capacity as issuer of Letters of Credit hereunder, (d) any other Lender with a Revolving Commitment that upon request of the Borrower agrees to issue one or more Letters of Credit hereunder and (e) any successor issuer of Letters of Credit hereunder. The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

“Letter of Credit Sublimit” means (a) with respect to performance standby Letters of Credit, an amount equal to the Aggregate Revolving Commitments and (b) with respect to commercial Letters of Credit and financial standby Letters of Credit, the lesser of (i) the Aggregate Revolving Commitments and (ii) (A) $300,000,000 in the case of commercial Letters of Credit, and (B) $150,000,000 in the case of financial standby Letters of Credit. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation or has its Facility Office by any Governmental Authority.

“Maturity Date” means October 4, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender (but with respect to any Loan Party, excluding Excluded Swap Obligations with respect to such Loan Party) and (b) all obligations under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

(b) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Facility Office” means, with respect to any Lender, the office through which such Lender will perform its obligations under this Agreement.

“First Amendment Effective Date” means October 4, 2013.

“LIBOR” has the meaning specified in the definition of Eurocurrency Base Rate.

“LIBOR Quoted Currency” means Dollars and any Alternative Currency for which there is a published LIBOR rate with respect thereto, but in each case only for so long as there is a published LIBOR rate with respect thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

(c) Subsections (a) and (c) of Section 1.08 of the Credit Agreement are hereby amended to read as follows:

(a) The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “LIBOR Quoted Currency” or “Non-LIBOR Quoted Currency”; provided that (i) such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars and (ii) such requested currency shall only be a LIBOR Quoted Currency to the extent that there is published LIBOR rate for such currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders obligated to make Credit Extensions in such currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer issuing such requested Letter of Credit.

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(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that a Eurocurrency Base Rate is available to be used for such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Base Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Base Rate for such currency and (ii) to the extent the definition of Eurocurrency Base Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable, for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Base Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Base Rate for such currency and (B) to the extent the definition of Eurocurrency Base Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

(d) Section 2.01(c)(i) is hereby amended to replace the reference to “$250,000,000” with “$400,000,000”.

(e) Section 2.07(c) of the Credit Agreement is hereby amended to read as follows:

(c) Term Loan. The Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 or increased pursuant to Section 2.01(d)), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
December 31, 2013	$10,000,000
March 31, 2014	$10,000,000
June 30, 2014	$10,000,000
September 30, 2014	$10,000,000
December 31, 2014	$10,000,000
March 31, 2015	$10,000,000
June 30, 2015	$10,000,000
September 30, 2015	$10,000,000
December 31, 2015	$15,000,000
March 31, 2016	$15,000,000
June 30, 2016	$15,000,000
September 30, 2016	$15,000,000
December 31, 2016	$15,000,000
March 31, 2017	$15,000,000
June 30, 2017	$15,000,000
September 30, 2017	$15,000,000
December 31, 2017	$15,000,000
March 31, 2018	$15,000,000
June 30, 2018	$15,000,000
September 30, 2018	$15,000,000
Maturity Date	Remaining balance

(f) The phrase “plus (C) in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State, the Mandatory Cost” is hereby deleted from Section 2.08(a) of the Credit Agreement.

(g) The following new paragraph is hereby added to the end of Section 3.02 of the Credit Agreement:

Each Lender at its option may make any Credit Extension to the Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Credit Extension; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Credit Extension in accordance with the terms of this Agreement.

(h) Section 3.03 of the Credit Agreement is hereby amended to read as follows:

If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(i) Clauses (i) and (iii) of Section 3.04(a) of the Credit Agreement are hereby amended to read as follows:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or the L/C Issuer;

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(iii) [reserved]; or

(j) A new Section 3.04(e) is hereby added to the Credit Agreement to read as follows:

(e) Mandatory Costs and Additional Reserve Requirements. If any Lender or L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations. The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement (excluding any such requirement reflected in the Eurocurrency Reserve Percentage) or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.

(k) A new Section 4.08 is hereby added to the Credit Agreement to read as follows:

4.08 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

(l) The following sentence is hereby added to the end of the last paragraph of Section 9.03 of the Credit Agreement:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

(m) Section 11.01(a)(v) of the Credit Agreement is hereby amended to read as follows:

(v) amend Section 1.08 or the definitions of “Alternative Currency”, “LIBOR Quoted Currency” or “Non-LIBOR Quoted Currency” without the written consent of each Lender and L/C Issuer directly affected thereby;

(n) Schedule 1.01(c) of the Credit Agreement is hereby deleted.

(o) Schedule 2.01 of the Credit Agreement is hereby amended in its entirety in the form of Schedule 2.01 attached hereto.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective when all of the conditions set forth in this Section 2 have been satisfied:

(a) receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and each Lender;

(b) receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the First Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent;

(c) receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent:

(i) certificates of Responsible Officers of each Loan Party certifying that the Organization Documents of each Loan Party delivered to the Administrative Agent on August 20, 2012 have not been amended, supplemented or otherwise modified and remain in full force and effect as of the First Amendment Effective Date, or if such Organization Documents have been amended, supplemented or otherwise modified, attaching copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the First Amendment Effective Date; and

(ii) such certificates of resolutions or other action, incumbency certificates (including specimen signatures) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other documents delivered in connection therewith to which such Loan Party is a party;

(d) receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, and, as applicable, in good standing and qualified to engage in business in its state of organization or formation;

(e) there shall not have occurred a material adverse change since December 31, 2012 in the business, assets, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries, taken as a whole;

(f) receipt by the Administrative Agent, MLPFS and the Lenders of all agreed fees required to be paid on or before the First Amendment Effective Date; and

(g) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3. Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

4. Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

(c) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for such as have been made or obtained and are in full force and effect.

(d) The execution and delivery of this Amendment does not (i) violate the terms of its Organization Documents or (ii) violate any Law.

5. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of such earlier date, and (b) no Default exists.

6. New Lenders.

(a) Each of HSBC Bank USA, N.A., BNP Paribas and First Hawaiian Bank (each a “New Lender”) hereby agrees to provide Commitments in the amount set forth on Schedule 2.01 attached hereto and the initial Applicable Percentage of such New Lender shall be as set forth therein.

(b) Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(v) of the Credit Agreement, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) The Borrower agrees that, as of the date hereof, each New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(d) The applicable address, facsimile number and electronic mail address of each New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in such New Lender’s Administrative Questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by such New Lender in a notice to the Administrative Agent.

7. Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	FLOWSERVE CORPORATION,
A New York corporation

	By:	/s/ Jay E. Roueche
Name: Jay E. Roueche
Title: Vice President, Investor Relations and Treasurer

GUARANTORS:	FLOWSERVE MANAGEMENT COMPANY,
a Delaware business trust

	By:	/s/ Luke E. Alverson
Name: Luke E. Alverson
Title: Vice President and Secretary

FLOWSERVE US INC.,
a Delaware corporation

	By:	/s/ Luke E. Alverson
Name: Luke E. Alverson
Title: Vice President and Secretary

FLOWSERVE HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Luke E. Alverson
Name: Luke E. Alverson
Title: Vice President and Secretary

FLOWSERVE INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Luke E. Alverson
Name: Luke E. Alverson
Title: Vice President and Secretary

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Marc Sanchez
Name: Marc Sanchez
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Marc Sanchez

Name: Marc Sanchez
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Gregory T. Martin

Name: Gregory T. Martin
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Nathan R. Rantala

Name: Nathan R. Rantala
Title: Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

	By:	/s/ Blake Wright

Name: Blake Wright
Title: Managing Director

	By:	/s/ James Austin

Name: James Austin
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

	By:	/s/ Thomas J. Sterr

Name: Thomas J. Sterr
Title: Authorized Signatory

MIZUHO BANK, LTD., as a Lender

	By:	/s/ David Lim

Name: David Lim
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Jonathan Lasner

Name: Jonathan Lasner
Title: Director

LLOYDS TSB BANK PLC, as a Lender

By:	/s/ Stephen Giacolone

Name: Stephen Giacolone
Title: Assistant Vice President – G011

By:	/s/ Karen Weich

Name: Karen Weich
Title: Vice President – W011

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brett R. Schweikle

Name: Brett R. Schweikle
Title: Senior Vice President

COMPASS BANK, as a Lender

By:	/s/ Susana Campuzano

Name: Susana Campuzano
Title: Sr. Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee

Name: David W. Kee
Title: Managing Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Janet L. Wheeler

Name: Janet L. Wheeler
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Steven Dixon

Name: Steven Dixon
Title: Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Susan K. Manuelle

Name: Susan K. Manuelle
Title: Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Matthew Lewis

Name: Matthew Lewis
Title: Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Sara Bravo McCaulay

Name: Sara Bravo McCaulay
Title: Vice President

HSBC BANK USA, N.A., as a Lender

By:	/s/ Brian Myers

Name: Brian Myers
Title: Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ Jamie Dillon

Name: Jamie Dillon
Title: Managing Director

By:	/s/ Joseph Mack

Name: Joseph Mack
Title: Vice President

FIRST HAWAIIAN BANK,
as a Lender

By:	/s/ Dawn Hofmann

Name: Dawn Hofmann
Title: Senior Vice President